UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 12, 2017

PERCEPTRON, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47827 Halyard Drive, Plymouth, MI 48170-2461
(Address of Principal Executive Offices) (Zip Code)

(734) 414-6100
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On July 19, 2017, Perceptron, Inc. (the “Company”) issued a press release announcing that on July 12, 2017, the Company entered into a Settlement Agreement (the “Settlement Agreement”) with 3CEMS, a Cayman Islands and People’s Republic of China corporation (“3CEMS”), to settle the civil suit filed against the Company by 3CEMS in January 2015. The Settlement Agreement requires that the Company pay $1,000,000 to 3CEMS over the next 10 months. The settlement will result in a one-time, $0.11 per share charge to the Company’s fiscal fourth quarter and full year 2017 results. Attached hereto and incorporated by reference as Exhibit 99.1 is the press release relating to such announcement.

The Board of Directors approved a six month $5,000 additional retainer fee for William C. Taylor, a member of the Board of Directors, to be paid one-half on September 1, 2017 and one-half on December 1, 2017.

Item 9.01. Financial Statements and Exhibits.

D.            Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release, dated July 19, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.

Date: July 19, 2017	/s/ David L. Watza
By: David L. Watza
Its: President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated July 19, 2017